Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Valerie Collado
Phone: (610) 429.2796
Fax: (484) 881.7402
Email: valerie_collado@vwr.com

VWR Funding, Inc. to Hold Year End 2008 Financial Results
Conference Call

WEST CHESTER, PA, March 18, 2009 – VWR Funding, Inc., the parent company of VWR International, LLC, a leading global laboratory supply company, will hold a conference call on Wednesday, April 1, 2009 to discuss its fourth quarter and full year 2008 financial results.

Who:	John M. Ballbach, Chairman, President and CEO
Jack L. Wyszomierski, Executive Vice President & Chief Financial Officer

When:	Wednesday, April 1, 2009
9:00 a.m. Eastern Time (ET)

How:	Interested parties may participate by dialing 1-719-325-4745 or toll free at 1-877-857-6151. A replay of the call will be available from noon ET on Wednesday, April 1, 2009 through midnight on Wednesday, April 8, 2009 by dialing 1-719-457-0820 or toll free at 1-888-203-1112 passcode for both replay numbers will be 2750471.

Information:	VWR Funding’s Annual Report on Form 10-K for the year ended December 31, 2008 will be filed on or before March 30, 2009 with the Securities and Exchange Commission.

About VWR International, LLC
VWR International, LLC, headquartered in West Chester, Pennsylvania, is a global laboratory supply and distribution company with worldwide sales in excess of $3.5 billion. VWR enables the advancement of the world’s most critical research through the distribution of a highly diversified product line to most of the world’s top pharmaceutical and biotech companies, as well as industrial, educational and governmental organizations. With 150 years of industry experience, VWR offers a well-established distribution network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 6,500 associates around the world working to streamline the way researchers across North America, Europe, and Asia stock and maintain their labs. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.

For more information on VWR, phone 1-800-932-5000, visit www.vwr.com, or write, VWR International, LLC, 1310 Goshen Parkway, P.O. Box 2656, West Chester, PA 19380-0906.

VWR and design are registered trademarks of VWR International, LLC.

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